SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

                      Date of Report:  January 15, 1996



                      SERVICEMASTER LIMITED PARTNERSHIP
           (Exact name of registrant as specified in its charter)

                       Commission File Number: 1-9378





     Delaware                One ServiceMaster Way         36-3497008
   (State or other           Downers Grove, IL 60515      (I.R.S. Employer
jurisdiction of incorporation (Address of principal       Identification
   or organization)             executive office)              Number)







Registrant's telephone number, including area code:  (708) 271-1300

Item 5.  Other Events

                                Introduction

      On December 31, 1995, ServiceMaster Limited Partnership ("ServiceMaster") completed the previously announced agreement to exchange the 28 percent minority interest held by WMX Technologies, Inc. ("WMX") in ServiceMaster Consumer Services L.P. for approximately 18.1 million unregistered shares of ServiceMaster, or approximately 19 percent of ServiceMaster's outstanding shares.
All major terms of the transaction, which is expected to be non-dilutive to ServiceMaster in 1996, are consistent with those included in the previously announced letter of intent.

      All ServiceMaster shares issued in connection with the transaction are subject to restrictions, discussed in detail below, including limitations on open market sales and a right of first refusal. WMX also agreed not to initiate any action that would increase its ownership interest in ServiceMaster to in excess of 21 percent of ServiceMaster shares issued and outstanding. The transaction gives ServiceMaster 100 percent ownership of its Consumer Services subsidiary.

      The transaction, which represents a negotiated acceleration of a conversion right previously held by WMX, is considered by both companies as the renewal of a long-term strategic partnership that will benefit both companies.


                   Detailed Description of the Transaction

      On December 31, 1995, ServiceMaster completed a transaction with WMI Urban Services, Inc. ("WMUS"), a wholly owned subsidiary of WMX Technologies, Inc. ("WMX"), in which WMUS contributed to ServiceMaster 308,078 limited partner shares in ServiceMaster Consumer Services Limited Partnership ("Consumer Services") and, in consideration therefor, ServiceMaster issued 18,107,143 unregistered and restricted limited partner shares to WMUS and granted WMUS an option under an Option Agreement (the "Option") to acquire an additional 1,250,000 ServiceMaster limited partner shares at a price of $33.00 per share during the period and subject to the conditions described below. These transactions were completed pursuant to a Contribution Agreement, the Option Agreement and a Relationship Agreement and represented the negotiated acceleration of a conversion right previously held by WMUS.

      As a result of the exchange effected pursuant to the Contribution Agreement, ServiceMaster increased its ownership of Consumer Services from 72.24% to 100% and the number of ServiceMaster's limited partner shares issued and outstanding increased from approximately 77,150,000 to approximately 95,250,000. The 18,107,143 limited partner shares issued to WMUS represents approximately 19% of the total number of ServiceMaster limited partner shares issued and outstanding and 18.2% on a fully diluted basis.

      The Relationship Agreement referred to above was entered into by WMX, WMUS, ServiceMaster and ServiceMaster Incorporated of Delaware. (ServiceMaster Incorporated of Delaware is the corporation into which ServiceMaster presently expects to convert by no later than December 31, 1997. In the remainder of this Form 8-K, the term "ServiceMaster" will be used to designate both ServiceMaster Limited Partnership and ServiceMaster Incorporated of Delaware.) The Relationship Agreement provides that neither WMX nor any of its affiliates will acquire or offer to acquire, directly or indirectly, other than through an exercise of the Option, beneficial ownership of ServiceMaster shares if, after giving effect to the acquisition, WMX would then own more than 21% of ServiceMaster shares then outstanding or shares representing more than 21% of the votes which could be cast in any election of directors to serve on ServiceMaster's board of directors.

      The Relationship Agreement restricts the sale, transfer, assignment, pledge, or other direct or indirect disposition by WMX and WMUS (other than a transfer by WMUS to WMX) of (i) the ServiceMaster shares acquired under the Contribution Agreement and then held by it or them, (ii) the ServiceMaster shares underlying the Option, and (iii) the Option itself (all of which securities are hereinafter referred to as the "Restricted ServiceMaster Shares"). With respect to market sales of Restricted ServiceMaster Shares, WMX has agreed to limit such sales (other than sales pursuant to an effective registration statement, to an affiliate, pursuant to a private placement, to ServiceMaster or sales after a change of control of ServiceMaster) to 15% of the average daily trading volume in ServiceMaster shares over the four calendar weeks preceding the week of sale. Furthermore, in no event may WMX transfer any Restricted ServiceMaster Shares to any person who WMX knows would be an owner of 5% or more of ServiceMaster's outstanding shares after the transaction or who is a "Raider." A Raider is defined in the Relationship Agreement as anyone who has publicly announced an intention to accomplish a Takeover (as defined below), has been identified by ServiceMaster as considering a Takeover or WMX knows is considering a Takeover. The Relationship Agreement also provides that WMX may not transfer Restricted ServiceMaster Shares during any Arbitrage Period (as defined in the Relationship Agreement). WMX has agreed to instruct any underwriters or other representatives engaged by it in connection with a sale of Restricted ServiceMaster Shares to observe the foregoing restrictions on sales of such shares.

      The Relationship Agreement gives ServiceMaster a first refusal right with respect to any proposed disposition by WMX or any WMX affiliate of Restricted ServiceMaster Shares. This right gives ServiceMaster the option to purchase any Restricted ServiceMaster Shares which WMX (or any WMX affiliate) proposes to sell. The price at which ServiceMaster may purchase such shares will be the closing market price per ServiceMaster share on the date immediately preceding receipt by ServiceMaster of a notice from WMX or any WMX affiliate that it desires to sell Restricted ServiceMaster Shares.

      The Relationship Agreement also provides that neither WMX nor any of its affiliates will attempt to carry out any Takeover of ServiceMaster. A Takeover would be deemed to occur if, among other things, (i) any person becomes the beneficial owner of more than 15% of ServiceMaster's outstanding shares or (ii) engages in certain transactions which result in more than a 21% change in ServiceMaster's share ownership or (iii) certain transactions occur in connection with which a change occurs in the chief executive officer of ServiceMaster or (iv) any person not approved by a majority of ServiceMaster's board of directors acquires a position on ServiceMaster's board of directors or (v) any distribution is made to ServiceMaster's shareholders consisting of all or substantially all of ServiceMaster's assets. Furthermore, the Relationship Agreement requires that neither WMX nor any of its affiliates will propose to ServiceMaster any transaction between WMX or its affiliates and ServiceMaster which would constitute, or which it is reasonably possible could lead to a Takeover or endorse or propose that ServiceMaster accept any proposal from any other person which would result in or lead to a Takeover or enter into discussions, negotiations, arrangements or understandings with or advise, assist or encourage, act in concert with, or otherwise support any person in connection with any activities which it is reasonably possible could lead to a Takeover. WMX is obligated to inform ServiceMaster if any person approaches WMX regarding a Takeover.

      WMX, on behalf of itself and its affiliates, has also agreed that: (i) in the event of a contest for any position on ServiceMaster's board of directors, the ServiceMaster shares held by WMX (directly or indirectly) will be voted for the candidate nominated by a majority of the incumbent members of ServiceMaster's board; (ii) WMX will not vote in favor of any Takeover which is opposed by ServiceMaster's board of directors; (iii) WMX will not solicit proxies or consents, or become a participant in a solicitation of proxies or consents, except in support of solicitations made on or on behalf of ServiceMaster's board of directors; and (iv) WMX will not vote in favor of the removal of any general partner of ServiceMaster (unless the general partner is guilty of gross misconduct, as defined in the agreement) or a ServiceMaster director (unless the director is guilty of gross misconduct, as defined in the agreement).

      The Relationship Agreement provides that one position on ServiceMaster's board of directors will be filled by a person nominated by WMX. This position is currently filled by Philip B.
Rooney, President and Chief Operating Officer of WMX.

ServiceMaster has agreed that in connection with any election at which the term of WMX's representative is scheduled to expire or the position is vacant, ServiceMaster will nominate for election a candidate selected by WMX who is reasonably acceptable to ServiceMaster's board of directors. ServiceMaster has also agreed to request that ServiceMaster directors fill a vacancy created by the resignation (or other reason) of a WMX representative with a person nominated by WMX who is reasonably acceptable to the ServiceMaster board.

      After January 1, 1998, WMX is entitled to require ServiceMaster to register, within specified minimum and maximum numbers of qualifying ServiceMaster shares held by WMX, under the Securities Act of 1933, (i) the 18,107,143 ServiceMaster shares which WMUS received under the Contribution Agreement, (ii) the ServiceMaster Shares which WMUS may acquire under the Option, (iii) ServiceMaster shares which WMX may acquire in compliance with the Relationship Agreement prior to the first to occur of (a) a sale of shares pursuant to a registration or (b) sales by WMX aggregating more than 2% of ServiceMaster's outstanding shares, (iv) other ServiceMaster shares acquired by WMX which ServiceMaster, in its sole discretion, agrees to register and (v) other shares issued in respect of the Restricted ServiceMaster Shares. ServiceMaster is not obligated to make more than four successful demand registrations. The Relationship Agreement also grants WMX piggyback registration rights with respect to the ServiceMaster shares held by WMX.

      The Relationship Agreement grants ServiceMaster the right to purchase the ServiceMaster Restricted Shares, at then current market values, in the event of a change of control of WMX (as defined in the Relationship Agreement).

      The Relationship Agreement will generally terminate on the first to occur of (i) the first day after WMX ceases to own at least 1% of ServiceMaster's outstanding shares and shall not have been a 1% owner at any time during the preceding 36 consecutive calendar months, (ii) the consummation of any change in control of ServiceMaster or (iii) January 1, 2030. During a time when WMX holds 5% or less of ServiceMaster's outstanding shares, the provisions of the Relationship Agreement concerning WMX's representation on ServiceMaster's board of directors, the 21% limit on the extent of WMX's ownership of ServiceMaster shares, the requirement that WMX not facilitate or engage in a Takeover, the provisions regarding the voting of shares of ServiceMaster shares held by WMX, and the limitations on the transfer of ServiceMaster shares (other than the right of first refusal) are suspended. If ServiceMaster undergoes a change of control (as defined in the Relationship Agreement) the agreement terminates except as to WMX's registration and board of director representation rights.

      WMUS has the right to acquire an additional 1,250,000 ServiceMaster shares pursuant to the Option (which shares, upon acquisition by WMUS, will be Restricted ServiceMaster Shares). Subject to the limitation discussed in the next paragraph, the Option may be exercised in whole or in part during the period January 1, 1997 to December 31, 2000. The Option does not entitle WMUS to any voting rights or other rights as a limited partner of ServiceMaster prior to the effective exercise of the option and payment of the exercise price. The Option is not transferable by WMUS (except to an affiliate). When, after November 4, 1997, the closing price of ServiceMaster's shares on the New York Stock Exchange is equal to or greater than $39.00 per share for a period of forty NYSE trading days (the "Forty-Day Period"), ServiceMaster may, at its sole election, request WMUS to exercise the Option and if WMUS does not do so, ServiceMaster will then purchase the Option at a price equal to the number of ServiceMaster shares which may then be purchased under the Option multiplied by the difference between (i) the average closing market price of the ServiceMaster shares during the Forty-Day Period and (ii) the Option exercise price.

      If, after exercising the Option, WMX would beneficially own more than 21% of the issued and outstanding shares of ServiceMaster, ServiceMaster may at its election pay WMX cash in lieu of issuing that portion of the shares to be issued upon an exercise of the Option which would cause the 21% ownership level to be exceeded. The amount of cash payable in these circumstances is equal to the "spread" on the amount of such shares, i.e., the number of such shares multiplied by the difference between (i) the average closing market price of ServiceMaster's shares for the Forty-Day Period immediately preceding WMX's final exercise notice and (ii) the exercise price for such shares.


Item 7.  Financial Statements and Exhibits

      Financial Statements:

      The Registrant will furnish pro forma financial statements under cover of a Form 8 as soon as practicable, but not later than March 15, 1996.


      Exhibits:

      1. Contribution Agreement, dated December 31, 1995, between ServiceMaster Limited Partnership, ServiceMaster Consumer Services Limited Partnership, WMI Urban Services, Inc. and WMX Technologies, Inc.

      2. Option Agreement, dated as of December 31, 1995, between ServiceMaster Limited Partnership, ServiceMaster
            Incorporated of Delaware, and WMI Urban Services, Inc.

      3. Relationship Agreement, dated December 31, 1995, between ServiceMaster Limited Partnership, ServiceMaster
            Incorporated of Delaware, WMX Technologies, Inc. and WMI Urban Services, Inc.

                                  Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       SERVICEMASTER LIMITED PARTNERSHIP
                                   (Registrant)

                       By: ServiceMaster Management Corporation
                                   (general partner)

                             By:   /s/ Vernon T. Squires
                             Sr. Vice President and General Counsel


Dated: January 15, 1996

                                EXHIBIT INDEX



Exhibit Number               Description of Exhibit


      1 Contribution Agreement dated December 31, 1995 among WMX Technologies, Inc., WMI Urban Services, Inc., ServiceMaster Limited Partnership and ServiceMaster Consumer Services Limited Partnership

      2 Option Agreement dated as of December 31, 1995 among WMI Urban Services, Inc., ServiceMaster Limited Partnership and ServiceMaster Incorporated of Delaware

      3 Relationship Agreement dated December 31, 1995 among WMX Technologies, Inc., WMI Urban Services, Inc., ServiceMaster Limited Partnership and ServiceMaster Incorporated of Delaware